Travel Ports of America, Inc.
                         3495 Winton Place, Building C
                           Rochester, New York 14623


              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

                              October 22, 1996



The Annual Meeting of the Shareholders of Travel Ports of America, Inc., a New York corporation, will be held at the Gateway Banquet & Conference Center, 4853 West Henrietta Road, Henrietta, New York 14467, on Tuesday, October 22, 1996, at 9:00 a.m. (local time), for the purpose of considering and acting upon the following:

	1. The election of directors;

        2. The approval of the 1996 Employees Incentive Stock Option Plan; and

	3. The transaction of such other business as properly may come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on September 13, 1996 are entitled to notice of and to vote at the meeting.

Shareholders are cordially invited to attend the Annual Meeting. However, whether or not you plan to attend, you are urged to sign, date and return promptly the enclosed proxy in the accompanying envelope.


By Order of the Board of Directors





William Burslem III
Secretary



September 16, 1996




                          TRAVEL PORTS OF AMERICA, INC.
                          3495 Winton Place, Building C
                            Rochester, New York 14623

                                 PROXY STATEMENT

            FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 22, 1996

	This proxy statement is furnished to the shareholders of Travel
Ports of America, Inc. in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held October 22, 1996, and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.
	Whether or not you expect to be personally present at the meeting, you are requested to fill in, sign, date, and return the enclosed form of proxy. Any person giving such proxy has the right to revoke it at any time before it is voted. All shares represented by duly executed proxies in the accompanying form will be voted unless they are revoked prior to the voting thereof.
	The close of business on September 13, 1996 is the record date for the determination of shareholders entitled to vote at the Annual Meeting of the Shareholders. The stock transfer books will not be closed. As of August 1, 1996, there were outstanding and entitled to be voted at such meeting 5,254,424 shares of Common Stock. The holders of the Common Stock are entitled to one vote for each share of Common Stock held on the record date.
	A copy of the Company's Annual Report to Shareholders for the fiscal year ended April 30, 1996, has been included with this proxy statement and the accompanying proxy.
        The solicitation of the accompanying proxy is made by the Board of Directors of the Company. The solicitation will be by mail and the expense thereof will be paid by the Company. In addition, solicitation of proxies may be made by telephone or telegram by officers or regular employees of the Company.
                             ELECTION OF DIRECTORS

Nominees for Election as Directors

	Seven directors of the Company are to be elected to hold office until the next annual election and until their respective successors have been duly elected and qualified. Certain information with respect to the nominees for election of directors proposed by the Company is set forth below. Should any one or more of the persons named be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend.
	The Board of Directors recommends a Vote FOR the election of all nominees for director.

Biographical Summaries of Nominees
                                                                     Served as
Name, Principal Occupation                                           Director
                                                           Age       Since
E. Philip Saunders, Chairman of The Board of Directors
        of the Company and Chief Executive Officer          59         1979
John M. Holahan, President of the Company                   56         1979
William Burslem III, Vice President, Secretary and
        Treasurer of the Company                            52         1991
Dante Gullace, Attorney-at-Law                              64         1979
William A. DeNight, Independent Business Consultant         62         1986
John F. Kendall, Chief Operating Officer of Perk
        Development Corporation                             53         1988
John O. Eldredge, * Certified Public Accountant             65         1991
* Member of the Audit Committee of the Board of Directors
	Mr. Saunders has been Chairman of the Board of Directors and Chief Executive Officer of the Company for more than five years. In addition to his relationship with the Company, he is the Chief Executive Officer of Sugar Creek Corporation, which operates, through subsidiaries, convenience stores and a petroleum distribution business.
	Mr. Holahan has been President and Chief Operating Officer of the Company for more than five years.
	Mr. Burslem has been the Vice President, Finance; Secretary; and
Chief Financial Officer of the Company for more than five years. He has been Treasurer since March 1996.
	Mr. Gullace has been a member of the firm of Gullace, Easton & Weld, the Company's counsel, for more than five years.
	Mr. DeNight has acted as an independent business consultant, primarily in the transportation industry, for more than five years.
	Mr. Kendall has been Chief Operating Officer of Perk Development Corporation, which is engaged in the operation of several Perkins Family Restaurants, for more than five years.
	Mr. Eldredge retired from the firm of Eldredge, Fox & Porretti, Certified Public Accountants, where he was a partner for more than five years.

                              PRINCIPAL SHAREHOLDERS

Under the regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of such shares.

The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of the record date by (i) each person known by the Company to own, beneficially, more than 5% of its outstanding Common Stock, (ii) each director of the Company other than the directors named under
(i) below, and (iii) all officers and directors of the Company as a group:
                                 Number of Shares
        Name (1)                Beneficially Owned              % of Class
(i) E. Philip Saunders              1,600,000(2)                  30.45%
    Phoenix Associates II             546,800                     10.41%
    John M. Holahan                   505,000(3)                   9.61%
(ii)William A. DeNight                    100                  less than 1%
    John O. Eldredge                    1,000                  less than 1%
    William Burslem III                   500(4)               less than 1%
(iii)All Officers and Directors as a group,
    including those named above     2,106,600(2,3,4)              40.09%

(1) Unless otherwise noted, the shareholders referred to above have sole voting and investment power with respect to the Common Stock which they own.

(2) Does not include (a) 100,00 shares into which Convertible Debentures held by Mr. Saunders may be converted or (b) 1,000 shares available if Mr. Saunders exercises warrants that he holds.

(3) Does not include (a) options to purchase 290,000 shares, granted to Mr. Holahan under the Company's Incentive Stock Option Plans, discussed below or
(b) 16,666 shares into which Convertible Debentures held by Mr. Holahan may be converted.

(4) Does not include options to purchase 36,428 shares, granted to Mr. Burslem under the Company's Incentive Stock Option Plans, discussed below.

                            CERTAIN BUSINESS RELATIONSHIPS
	In March 1984, the Company entered into a 20-year sublease with Maybrook Realty, Inc., a corporation owned by Mr. Saunders and another individual, for its Maybrook, New York travel plaza. The lease expires in March 2004 and provides for the Company to pay rent at the rate of $37,500 per month, plus all utilities, taxes, and other charges and expenses related to the property. The future minimum rental commitment for the non-cancelable lease amounts to $262,500 during the balance of fiscal 1996/97, $450,000 in fiscal 1997/98, $450,000 in fiscal 1998/99, and $2,212,500 for the remaining term of the lease. The Company has three five-year-renewal options at monthly rentals of $41,250 (during the first renewal term), $45,375 (during the second renewal term), and $49,912 (during the third renewal term). The Company also has an option to purchase the travel plaza for $3,500,000 at the end of the original term or any renewal term. On the basis of its experience with other truck stops, the Company believes that the terms of this lease are at least as favorable as terms that could have been obtained for a similar facility from a disinterested landlord in arms' length negotiations.
	On May 1, 1986, the Company purchased its Belmont, New York facility from a corporation owned by Messrs. Saunders and Griffith. The facility was purchased for $450,000 cash, with an additional agreement by the Company to pay $150,000 more out of future earnings of the facility. To date, the Company has paid $93,547 of the additional price. On the basis of its experience with other truck stops, the Company believes the acquisition terms are at least as favorable as terms that could have been obtained for a similar facility from a disinterested seller in arms' length negotiations.
	In January 1986, the Company entered into a 10-year agreement with W.W. Griffith Oil Co., Inc. ("Griffith Oil"), a subsidiary of Sugar Creek Corporation (a corporation owned by Mr. Saunders), pursuant to which Griffith Oil supplied gasoline and diesel fuel to the Company's facilities in Dansville, Binghamton, and Belmont, New York. These three locations represent approximately 16% of the Company's total requirements for petroleum products. The agreement provided for the Company to purchase products for Griffith Oil's cost, plus trucking, plus a fixed margin equal to $.01 per gallon. The Company also buys fuel for other locations from Griffith Oil on the same basis. In addition, the Company purchases diesel fuel at its Berwick, Pennsylvania bulk fuel facility from Griffith Oil pursuant to an agreement that can be canceled at any time. Under this agreement, the Company purchases product for Griffith Oil's cost plus $.0025 per gallon. During the fiscal year ended April 30, 1996, the Company purchased approximately $23,710,000 in petroleum products from Griffith Oil pursuant to these arrangements. On the basis of its experience in purchasing from other suppliers and its continuous review of the markets, the Company believes that the terms of these agreements are as favorable to the Company as the terms available from any other supplier of petroleum products.
	The Company retained Mr. Gullace's law firm as its general counsel in fiscal year 1995/96 and continues to retain them in 1996/97.

                     Board of Directors and Committees
	There were three meetings of the Board of Directors during the fiscal year ended April 30, 1996. All directors attended each meeting, except Dante Gullace who missed one meeting. Each non-employee director is currently paid $1,000 plus his expenses for attendance at each Board meeting. The Board has only one committee, the Audit Committee. Except as described below, all of the remaining functions of the Board are performed by the full Board. All Directors filed the necessary forms with the Securities and Exchange Commission on time except for John Eldredge who was one month late in filing a Form 4 on his purchase of 1,000 shares of stock.
	The functions of the Audit Committee are to review the Company's reports to the shareholders with management and the independent auditors to assure that appropriate disclosure is made; to recommend the firm of independent auditors for appointment to perform the annual audit; to review and approve the scope of the independent auditors' work; to review the effectiveness of the Company's internal controls; and related matters. The Committee met with the Company's chief financial officer two times and met with the Company's independent auditors once during the fiscal year ended April 30, 1996.

                            Executive Compensation
	The following table sets forth information concerning the cash compensation paid or accrued by the Company for the Chief Executive Officer and each executive officer who received total compensation in excess of $100,000.



                         SUMMARY COMPENSATION TABLE

                           Annual Compensation
Name and                                                     Other Annual
Position                Year    Salary ($)      Bonus($)     Compensation ($)
E. Philip Saunders      1996      None           79,641         123,800
CEO (1)                 1995      None           81,016         123,800
                        1994      None          115,635         123,800

John M. Holahan         1996    194,029         166,534            None
President and COO       1995    187,720         173,771            None
                        1994    187,720         205,450            None

William Burslem III     1996    103,396          46,900            None
Vice President, CFO,    1995    102,012          48,864            None
Secretary and Treasurer 1994     99,000          47,066            None

(1)  See Report of the Board of Directors on Executive Compensation

	There was no Long Term Compensation or Other Compensation of any kind paid or accrued. The Option/SAR Grants in the last fiscal year are detailed in the schedule below. There were no Aggregated Option/SAR Exercises in the last fiscal year. There were no Long-term Incentive Plans - Awards in the last fiscal year. The Company has no Pension Plan. There were no Ten-year Option/SAR Repricings in the last fiscal year. There were no other New Plan Benefits in the last fiscal Year.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                          Potential Realizable
                                                            Value at Assumed
Individual Grants                                           Annual Rates of
                        % of Total Options/SARs             Stock Price
        Options/SARs   Granted to Employees  Exercise  Expiration
Name      Granted          in Fiscal Year     Price      Date     5%    10%
E. Philip
Saunders    None               None           None        N/A     N/A   N/A
John M.
Holahan   100,000              100%          $3.37   10/24/05 $70,000 $311,000
William
Burslem III     None           None           None        N/A     N/A   N/A

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND APRIL 30, 1996 OPTION/SAR VALUES

                                                         Value of
                                      Number of          Unexercised
                                      Unexercised        In-the-Money
            Shares Acquired Value     Options/SARs       Options/SARs
Name         on Exercise    Realized  at April 30, 1996  at April 30, 1996
E. Philip
Saunders       None          N/A          None               N/A
John M.
Holahan        None          N/A         200,000           $38,000
William
Burslem III   5,200       $9,100          39,800           $30,550

                                 Performance Chart
	The following chart compares the five-year cumulative total returns of Travel Ports of America, Inc. to the CRSP Index for NASDAQ Stock Market (US Companies) and the CRSP Index for NASDAQ Trucking & Transportation Stocks. Travel Ports of America, Inc. does not have a peer group that publishes information that could be used for a comparison. The NASDAQ Trucking & Transportation Stock was used for our peer comparison.

	The chart inserted in the Proxy Statement at this point reflects a graph comparing Travel Ports of America, Inc. to the Nasdaq Stock Market (US Companies) and Nasdaq Trucking & Transportation Stocks.

            Report of the Board of Directors on Executive Compensation

	There is no Compensation Committee as the total Board acts on matters of compensation. The Board reviews annually the compensation of the Officers. This review takes into account the performance of the Company over the past year and three year periods and a projection for future performance over the next three years.
	The CEO does not receive a salary from the Company. His compensation is based upon a consulting agreement. This agreement provides a monthly payment of $10,316.67 and a bonus based upon the earnings of the Company. The bonus section of the agreement ties a significant portion of his compensation to the earnings of the Company.
	The following are members of the Board: E. Philip Saunders, John M. Holahan, William Burslem III, Dante Gullace, William A. DeNight, John F. Kendall and John O. Eldredge.

                       Incentive Stock Option Plans
	On July 7, 1986, the Company adopted the Incentive Stock Option Plan (the "ISO Plan") applicable to officers and key employees of the Company. The ISO Plan authorizes the issuance of options to purchase an aggregate of 180,000 shares of the Company's Common Stock. Options granted pursuant to the ISO Plan are intended to constitute incentive stock options under the Internal Revenue code of 1954, as amended. Under the ISO Plan, options may be granted at not less than 100% (110% in the case of 10% shareholders) of the fair market value of the Company's Common Stock on the date of grant, and the value of the options exercised by any one employee may not exceed $100,000 per year, plus certain carryovers from prior years. Options may not be granted more than ten years from the ISO Plan date. Options granted under the ISO Plan must be exercised, if at all, within ten years from the date of grant. The Shares of Common Stock acquired through exercise of an option may not be sold for at least two years from the date of the grant of the option, or one year after the transfer of the shares to the optionee, which ever is later. Further, the optionee may not transfer any option except by will or by the laws of descent and distribution. Options granted under the ISO Plan must be exercised, if at all, within three months after termination of employment for any reason other than death or disability and within one year after termination of employment due to death or disability. The Board of Directors of the Company has the power to impose additional limitations, conditions and restrictions in connection with the grant of any option.
	As of August 1, 1996, options are outstanding as follows: Mr. Burslem
- -- 36,436 shares; all executive officers as a group -- 32,000 shares; and all other employees as a group -- 109,250. During the fiscal year ended April 30, 1996, no options were granted, 14,000 options were exercised and 4,000 options were terminated. This Plan terminated on July 7, 1996. In June 1996, 9,436 options were granted. Options can be exercised or terminated under this Plan but no further options can be granted.
	On October 29, 1991, the Company adopted the 1991 Incentive Stock Option Plan (the "1991 ISO Plan") applicable to officers and key employees of the Company. The 1991 ISO Plan authorizes the issuance of options to purchase an aggregate of 100,000 shares of the Company's Common Stock. Options granted pursuant to the 1991 ISO Plan are intended to constitute incentive stock options under the Internal Revenue code of 1986, as amended. Under the 1991
ISO Plan, options may be granted at not less than 100% (110% in the case of 10% shareholders) of the fair market value of the Company's Common Stock on the date of grant, and the value of the options exercised by any one employee may not exceed $100,000 per year, plus certain carryovers from prior years. Options may not be granted more than ten years from the 1991 ISO Plan date. Options granted under the 1991 ISO Plan must be exercised, if at all, within ten years from the date of grant. The Shares of Common Stock acquired through exercise of an option may not be sold for at least two years from the date of the grant of the option, or one year after the transfer of the shares to the optionee, which ever is later. Further, the optionee may not transfer any option except by will or by the laws of descent and distribution. Options granted under the 1991 ISO Plan must be exercised, if at all, within three months after termination of employment for any reason other than death or disability and within one year after termination of employment due to death or disability. The Board of Directors of the Company has the power to impose additional limitations, conditions and restrictions in connection with the grant of any option.
	As of August 1, 1996, options are outstanding as follows: Mr. Burslem
- - 3,802 shares; all executive officers as a group - 3,802; and all other employees as a group -- 64,998. During the fiscal year ended April 30, 1996, no options were granted, 15,200 options were exercised and no options were terminated.
	On October 26, 1993, the Company adopted the 1993 Incentive Stock Option Plan (the "1993 ISO Plan") applicable to officers and key employees of the Company. The 1993 ISO Plan authorizes the issuance of options to purchase an aggregate of 200,000 shares of the Company's Common Stock. Options granted pursuant to the 1993 ISO Plan are intended to constitute incentive stock options under the Internal Revenue code of 1986, as amended. Under the 1993
ISO Plan, options may be granted at not less than 100% (110% in the case of 10% shareholders) of the fair market value of the Company's Common Stock on the date of grant, and the value of the options exercised by any one employee may not exceed $100,000 per year, plus certain carryovers from prior years. Options may not be granted more than ten years from the 1993 ISO Plan date. Options granted under the 1993 ISO Plan must be exercised, if at all, within ten years from the date of grant. The Shares of Common Stock acquired through exercise of an option may not be sold for at least two years from the date of the grant of the option, or one year after the transfer of the shares to the optionee, which ever is later. Further, the optionee may not transfer any option except by will or by the laws of descent and distribution. Options granted under the 1993 ISO Plan must be exercised, if at all, within three months after termination of employment for any reason other than death or disability and within one year after termination of employment due to death or disability. The Board of Directors of the Company has the power to impose additional limitations, conditions and restrictions in connection with the grant of any option.
	As of August 1, 1996, options are outstanding as follows: Mr. Burslem
- -- 5,490 shares, Mr. Holahan -- 100,000 shares; all executive officers as a group -- 105,490; and all other employees as a group -- 94,500. During the fiscal year ended April 30, 1996, no options were granted, no options were exercised and 990 options were terminated.

On October 24, 1995, the Company adopted the 1995 Incentive Stock Option
Plan (the "1993 ISO Plan") applicable to officers and key employees of the Company. The 1995 ISO Plan authorizes the issuance of options to purchase an aggregate of 200,000 shares of the Company's Common Stock. Options granted pursuant to the 1995 ISO Plan are intended to constitute incentive stock options under the Internal Revenue code of 1986, as amended. Under the 1993 ISO Plan, options may be granted at not less than 100% (110% in the case of 10% shareholders) of the fair market value of the Company's Common Stock on the date of grant, and the value of the options exercised by any one employee may not exceed $100,000 per year, plus certain carryovers from prior years. Options may not be granted more than ten years from the 1995 ISO Plan date. Options granted under the 1995 ISO Plan must be exercised, if at all, within ten years from the date of grant. The Shares of Common Stock acquired through exercise of an option may not be so ld for at least two years from the date of the grant of the option, or one year after the transfer of the shares to the optionee, which ever is later. Further, the optionee may not transfer any option except by will or by the laws of descent and distribution. Options granted under the 1995 ISO Plan must be exercised, if at all, within three months after termination of employment for any reason other than death or disability and within one year after termination of employment due to death or disability. The Board of Directors of the Company has the power to impose additional limitations, conditions and restrictions in connection with the grant of any option.
	As of August 1, 1996, options are outstanding as follows: Mr. Holahan
- -- 190,000 shares; all executive officers as a group -- 190,000; and all other employees as a group -- 10,000. During the fiscal year ended April 30, 1996, 100,000 options were granted, no options were exercised and no options were terminated.

                                 401(k) Plan

	The Company maintains a tax-qualified, defined contribution plan that meets the requirements of Section 401(k) of the Internal Revenue Code (The "401(k) Plan"). All employees with one (1) year or more of service may elect to have a portion of their salaries contributed on their behalf to the 401(k) Plan. Although any amounts contributed to the 401(k) Plan for the benefits of the participants are immediately and unconditionally vested, such contributions are not currently taxable income to the participants and are generally not available to them until termination of employment. The amount ultimately received by a participant or by a participant's beneficiary may be more or less than the amount contributed by the participant to the 401(k) Plan, depending upon the investment experience of the fund chosen by the participant, and the amount of any Company contributions made on behalf of the participant. Amounts accrued for the Company's contributions for the 401(k) Plan at April 30, 1996 for executive officers were $4,620.00 for Mr. Holahan and $2,992.48 for Mr. Burslem.

      PROPOSAL TO APPROVE THE 1996 EMPLOYEES INCENTIVE STOCK OPTION PLAN

	The Board of Directors has adopted, subject to approval by the Shareholders, the 1996 Employee Stock Option Plan (the "1996 ISO Plan") which provides for the granting to key employees of the Company of options to purchase a maximum of 500,000 shares of common stock of the Company. Options granted under the 1996 ISO Plan, which is identical to the Company's existing ISO Plans, discussed above, will qualify as "incentive stock options" under the Internal Revenue Code of 1986, as amended (the "Code").
	The purpose of the 1996 ISO Plan is to provide increased incentive to key employees and to encourage their ownership of the Company's stock. The Board of Directors believes that stock option plans are a useful factor in the development of such employees. As of August 1, 1996, 40,814 options had been exercised, options to purchase 139,186 shares of the Company's Common Stock were outstanding, and no shares were available for the grant of options under the original ISO Plan. As of August 1, 1996, 39,000 options had been exercised, options to purchase 61,000 shares of the Company's Common Stock were outstanding, and no shares were available for the grant of options under the 1991 ISO Plan. As of August 1, 1996, 1010 options had been exercised, options to purchase 198,980 shares of the Company's Common Stock were outstanding, and no shares were available for the grant of options under the 1993 ISO Plan. As of August 1, 1996, no options had been exercised, options to purchase 200,000 shares of the Company's Common Stock were outstanding and no shares were available for the grant of options under the 1995 ISO Plan. Accordingly, the Board believes that additional shares should be available for the grant of options under the 1996 ISO Plan.
	The complete text of the 1996 ISO Plan is set forth in Appendix A to this proxy statement. The following summary of certain provisions of the 1996 ISO Plan is qualified by reference to the text of the 1996 ISO Plan.
	The 1996 ISO Plan authorizes the issuance of options to purchase an aggregate of 500,000 shares of the Company's Common Stock. Options granted pursuant to the 1996 ISO Plan are intended to constitute incentive stock options under the Code. Under the 1996 ISO Plan, options may be granted at not less than 100% (110% in the case of 10% shareholders) of the fair market value of the Company's Common Stock on the date of grant, and the value of the options exercised by any one employee may not exceed $100,000 per year, plus certain carryovers from prior years. Options may not be granted more than ten years from the date of adoption of the 1996 ISO Plan. Options granted under the 1996 ISO Plan must be exercised, if at all, within ten years from the date of grant. Options are not exercisable more than five years after date of grant for 10% shareholders. The Shares of Common Stock acquired through the exercise of an option may not be sold for at least two years from the date of the grant of the option, or one year after the transfer of the shares of the optionee. Further, the optionee may not transfer any option except by will or by the laws of descent and distribution. Options granted under the 1996 ISO Plan must be exercised, if at all, within three months after termination of employment for any reason other than death or disability and within one year after termination of employment due to death or disability. The Board of Directors of the Company has the power to impose additional limitations, conditions and restrictions in connection with the grant of any option.

                    Federal Income Tax Consequences

	An optionee does not realize income on the grant of an incentive stock option. If an optionee exercises an incentive stock option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of grant of the option nor within one year from the date of exercise, the optionee will not realize any income by reason of the exercise and the Company will not be allowed a deduction by reason of the grant or exercise. The optionee's basis in the shares acquired upon the exercise will be the amount of cash paid upon exercise. Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, the gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of gain or loss will be the difference between the amount realized on the disposition of the shares and the optionee's basis in the shares.
	If an optionee disposes of the shares within two years from the date of grant or within one year from the date of exercise (an "Early Disposition") , the optionee will realize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of (a) the amount realized on the disposition, or (b) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on disposition of such shares over the fair market value of the shares on the date of exercise will be long- or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition. If an optionee disposes of such shares for less than his or her basis in the shares, the difference between the amount realized and such basis will be long- or short-term capital loss, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.
	The excess of the fair market value of the shares at the time the incentive stock option is exercised over the exercise price for the shares is a tax preference item (the "Incentive Stock Option Preference") unless the optionee makes an Early Disposition of such stock. Section 55 of the Code imposes an Alternative Minimum Tax equal to the excess, if any, of (a) tentative minimum tax over (b) his or her "regular" federal income tax. Tentative minimum tax is computed on Alternative Minimum Taxable Income ("AMTI"). AMTI is adjusted gross income adjusted for allowable deductions, tax preferences and adjustments (including the optionee's Incentive Stock Option Preference amount). The exemption amount is $33,750, less 25% of AMTI exceeding $112,500 for single taxpayers, $45,000, less 25% of AMTI exceeding $150,000 for married taxpayers filing jointly and $22,500, less 25% of AMTI exceeding $75,000 for married taxpayers filing separately.
	The foregoing is a summary of the federal income tax consequences to the participants in the 1996 ISO Plan and to the Company, based upon current income tax laws, regulations and rulings.

                   Vote Required For Approval of 1996 ISO Plan

	The affirmative vote of the holders of a majority of all outstanding shares of the Company's Common Stock is required for approval of the 1996 ISO Plan.

	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 1996 ISO PLAN.


                            INDEPENDENT AUDITORS
	The Board of Directors has selected the accounting firm of Price Waterhouse to serve as independent auditors for the Company for the fiscal year ending April 30, 1997. The firm has served as independent accountants for the Company since 1986.
	A representative of Price Waterhouse will be present at the meeting with the opportunity to make a statement, and will also be available to respond to appropriate questions from shareholders.

                                OTHER MATTERS
	The Board of Directors is not aware of any other matters that may properly be presented for action at the meeting. If any other matters should come before the meeting requiring the vote of shareholders, the person named in the enclosed proxy will have discretionary authority to vote proxies in accordance with their judgment.

                            ADDITIONAL INFORMATION

	A copy of the Annual Report, Form 10-K, filed with the Securities and Exchange Commission, may be obtained by writing the Company at its executive offices, 3495 Winton Place, Building C, Rochester, New York 14623, Attention:
Secretary.

               SHAREHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING Shareholder proposals intended to be presented at the 1997 Annual
Meeting must be submitted in writing to the Corporate Secretary of the Company at its principal executive offices located at 3495 Winton Place, Building C, Rochester, New York 14623 by May 19, 1997.

	SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

                                            By order of the Board of Directors


                                                           William Burslem III
                                                                     Secretary
Rochester, New York
September 16, 1996





                                   APPENDIX "A"
                          TRAVEL PORTS OF AMERICA, INC.
                  1996 EMPLOYEE'S INCENTIVE STOCK OPTION PLAN

       1. Purpose.     The Travel Ports of America, Inc. 1996 EMPLOYEE'S
       INCENTIVE STOCK OPTION PLAN (hereinafter referred to as the "Plan")
       is designed to furnish additional incentive to key employees of
       Travel Ports of America, Inc., a New York corporation (hereinafter referred to as the "Company"), and its parents and subsidiaries, upon whose judgment, initiative and efforts the successful conduct of the business of the Company largely depends, by encouraging such key employees to acquire a proprietary interest in the Company or to increase the same, and to strengthen the ability of the Company to attract and retain in its employ persons of training, experience and ability, Such purpose will be effected through the granting of stock options, as herein provided, which will be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 as the same has been and shall be amended (hereinafter referred to as the "Code").
       2. Eligibility. The persons who shall be eligible to receive options under the Plan shall be those employees of the Company, or of any of its parents or subsidiaries within the meaning of Section 424(e) and
       (f) of the Code, who are exempt from the overtime provisions of the
       Fair Labor Standards Act of 1938, as amended, by reason of employment in an executive, administrative or professional capacity under 29
       U.S.C. Section 213 (a)(1). No option shall be granted to a person who would, at the time of the grant of such option, own, or be deemed to own for purposes of Section 422(b)(6) of the Code, more than 10% of the total combined voting power of all classes of shares of stock of the Company or its parents or subsidiaries unless at the time of the grant of the option both the following conditions are met:
               (a) The option price is at least 110% of the fair market value of the shares of stock subject to the option, as defined in subparagraph 4(a) hereof, and
               (b)     The option is, by its terms, not exercisable after
       the expiration of five years from the date the option is granted.
       3. Shares Subject to Options.
               (a) Subject to the provisions of Section 4(f) hereof, options may be granted under the Plan to purchase in the aggregate not more than 200,000 of the $.01 par value Common Stock of the Company or of its parents or subsidiaries (hereinafter referred to as "Shares"), which shares may, in the discretion of the Board of Directors of the Company, consist either in whole or in part of authorized but unissued Shares or Shares held in the treasury of the Company. Any Shares subject to an option which for any reason expires or is terminated unexercised as to such Shares shall continue to be available for options under the Plan.
               (b) No options shall be granted hereunder to any optionee that would allow the aggregate fair market value (determined at the time the options are granted) of the stock subject to all post 1986 incentive stock options, including the incentive stock option in question, that such optionee may exercise for the first time during any calendar year, to exceed $100,000. The term "post 1986 incentive stock option" shall mean all options that are intended to be incentive stock options and are granted on or after January 1, 1987 under any stock option plan of the Company or any of its parents or subsidiaries. If the Company shall ever be deemed to have a "parent" as such term is used in Section 422 of the Code, then options intended to be incentive stock options, granted after January 1, 1987, under such parent's stock option plans, shall be included within the terms of the definition of "post 1986 incentive stock options."
       4. Terms and Conditions of Options.     Options shall be granted by
       the Board of Directors pursuant to the Plan and shall be subject to the following terms and conditions:
               (a) Price.      Each option shall state the number of Shares
       subject to the option and the option price, which shall be not less than the fair market value of the Shares with respect to which the option is granted at the item of the granting of the option; provided, however, that the option price shall be at least 110% of the fair market value in the case of a grant of an option to a person who would at the time of the grant , own, or be deemed to own for purpose of
       Section 422(b)(6) of the Code, more than 10% of the total combined voting power of all classes of Shares of the Company or its parents or subsidiaries. For purposes of this subsection, "fair market value"
       shall mean:
			 (1) the mean between the bid and asked price for
                             the Shares on the business day immediately
                             preceding the date of the grant of the option,
                             or
			 (ii) the most recent sale price for the Shares as
                              of the date if the grant of the option, or
			(iii) such price as shall be determined by the Board
                              of Directors of the Company in an attempt made
                              in good faith to meet the requirements of Section 422(b)(4) of the Code.
		(b) Term.	The term of each option shall be determined
        by the Board of Directors of the Company, but in no event shall an option be exercisable either in whole or in part after the expiration of ten years from the date on which it is granted (or such shorter period as is specified in Section 2(b) hereof). Notwithstanding the foregoing, the Board of Directors and an optionee may, by mutual agreement, terminate any option granted to such optionee under the Plan.
		(c) Non-Assignment During Life.	During the lifetime of the
        optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee, whether voluntarily or by operation of law or otherwise, and no other person shall acquire any rights therein.
		(d) Death of Optionee.	In the event that an optionee shall
        die prior to the complete exercise of options granted to optionee under the Plan, such remaining options may be exercised in whole or in part after the date of the optionee's death only: (i) by the optionee's estate or by or on behalf of such person or persons to whom  the optionee's rights under option pass under the optionee's
        Will or the laws of descent and distribution, (ii) to the extent that the optionee was entitled to exercise the option at the date of optionee's death, (iii) prior to the expiration of the term of the option, and (iv) within one (1) year after the date of the optionee's death.
		(e) Termination of Employment.	An option shall be
        exercisable during the lifetime of the optionee to whom it is granted only if, at all times during the period beginning on the date of the granting of the option and ending on the day three months before the date of such exercise, the optionee is an employee of the Company or its parents or its subsidiaries issuing or assuming an option granted hereunder in a transaction to which Section 424(a) of the Code applies; provided, however, that in the case of an optionee who is disabled , the three month period after cessation of employment during which an option shall be exercisable shall be one year.
        Notwithstanding the foregoing, no option shall be exercisable after the expiration of the term thereof. For the purposes of this subsection, an employment relationship will be treated as continuing intact while the optionee is on military duty, sick leave or other bona fide leave of absence, such as temporary employment by the Government, if the period of such leave does not exceed 90 days, or, if longer, so long as a statute or contract guarantees the optionee's right to re-employment with the Company, or any of its parents or subsidiaries, or another corporation issuing or assuming an option granted hereunder in a transaction to which Section 424(a) of the
        Code applies. When the period of leave exceeds 90 days and the individual's right to re-employment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.
		(f) Anti-Dilution Provisions.	Subject to the provisions of
        Section 422 of the Code and the regulations promulgated thereunder, the aggregate number and kind of Shares available for options under the Plan, and the number and kind of Shares subject to, and the option price of, each outstanding option shall be proportionately adjusted by the Board of Directors of the Company for any increase, decrease or change in the total outstanding Shares of the Company resulting from a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of Shares or similar transaction (but not by reason of the issuance or purchase of Shares by the Company in consideration for money, services or property.)
		(g) Power to Establish Other Provisions.	Subject to
        the provisions of Section 422 of the Code and regulations promulgated thereunder, options granted under the Plan shall contain such other terms and conditions as the Board of Directors of the Company shall deem advisable.
	5. Exercise of Option.	Options shall be exercised as follows:
		(a) Notice of Payment.	Each option, or any installment
        thereof, shall be exercised, whether in whole or in part, by giving written notice to the Company at its principal office, specifying the number of Shares purchased and the purchase price being paid, and accompanied by the payment of all or such part of the purchase price as shall be specified in the option, by cash, certified or bank check payable to the order of the Company. Each such notice shall contain representations on behalf of the optionee that acknowledges that the Company is selling the Shares being acquired by the optionee under a claim of exemption from registration under the Securities Act of 1933 as amended (hereinafter referred to as the "Act"), as a transaction not involving any public offering; that the optionee represents and warrants that he is acquiring such Shares with a view to "investment" and not with a view to distribution or resale; and that the optionee agrees not to transfer, encumber or dispose of the Shares unless: (i)
        a registration statement with respect to the Shares shall be effective under the Act, together with proof satisfactory to the Company that there has been compliance with the applicable state law; or (ii) the Company shall have received an opinion of counsel in form and content satisfactory to the Company to the effect that the transfer qualifies under Rule 144 or some other disclosure exemption from registration and that no violation of the act or applicable state laws will be involved in such transfer, and/or such other documentation in connection therewith as the Company's counsel may in its sole discretion require.
		(b) Issuance of Certificates.	Certificates representing the
        Shares purchased by the optionee shall be issued as soon as practicable after the optionee has complied with the provisions of
        Section 5(a) hereof.
		(c) Rights as a Shareholder.	The optionee shall have no
        rights as a Shareholder with respect to the Shares purchased until the date of the issuance to the optionee of a Certificate
        representing such Shares.
		(d) Disposition of Shares.	Subject to the provisions of
        Section 5(a) hereof, no disposition, within the meaning of Section 424(c) of the Code, of Shares acquired by the exercise of an option shall be made by an optionee within two years from the date of the grant of the option or within one year after the transfer of the
        Shares to the optionee; provided, however, that the foregoing holding periods shall not apply to the disposition of Shares after the death of the optionee by the estate of the optionee, or by a person who acquired the Shares by bequest or inheritance or by reason of the death of the optionee. For purposes of the preceding sentence, in the case of a transfer of Shares by an insolvent optionee to a trustee, receiver or similar fiduciary in any proceeding under Title 11 of the United States Code or any similar insolvency proceeding, neither the assignment, nor any other transfer of such Shares for the benefit of the optionee's creditors in such proceeding shall constitute a disposition.
	6. Term of Plan.	Options may be granted pursuant to the Plan
        from time to time within a period of ten years after the date the
        Plan is adopted by the Board of Directors of the Company or the date the Plan is approved by the holders of a majority of the outstanding Shares of the Company, whichever date is earlier. However, the Plan shall not take effect until approved by the holders of a majority of the outstanding Shares of the Company, at a duly constituted meeting thereof, held within 12 months before or after the date the Plan is adopted by the Board of Directors of the Company.
	7. Amendment and Termination of Plan.	Subject to the provisions of
        Section 422 of the Code and the regulations promulgated thereunder, the Board of Directors of the Company, without further approval by the Shareholders of the Company, may at any time suspend or terminate the Plan, or may amend it from time to time in any manner; provided, however, that no amendment shall be effective without prior approval of the Shareholders of the Company which would: (i) except as provided in Section 4(f) hereof, increase the maximum number of
        Shares for which options may be granted under the Plan; or (ii)
        change the eligibility requirements for individuals entitled to receive options under the Plan.
	8. Administration.	The Plan shall be administered by the Board
        of Directors of the Company and decisions of the Board of Directors concerning the interpretation and construction of any provision of the Plan or of any option granted pursuant to the Plan shall be final. The Company shall effect the grant of options under the Plan in accordance with the decisions of the Board of Directors of the
        Company, which may, from time to time, adopt rules and regulations for the carrying out of the Plan. For purposes of the Plan, an option shall be deemed to be granted when a written Incentive Option Contract is signed on behalf of the Company by its duly authorized officer or representative. Subject to the express provisions of the Plan, the Board of Directors of the Company shall have the authority, in its discretion and without limitation: (a) to determine the individuals to receive options; the times when such individuals shall receive options; the number of Shares to be subject to each option; the term of each option; the date each option shall become exercisable; whether an option shall be exercisable in whole, in part, or installments; the number of Shares to be subject to each installment; the date each installment shall become exercisable; the term of each installment; the option price of each option; the terms of payment for Shares purchased by the exercise of each option; (b)
        to accelerate the date of exercise of any installment; and (c) to make all other determinations necessary or advisable for
        administering the Plan.
	9. Reservation of Shares.	The Board of Directors of the Company
        shall be under no obligation to reserve Shares to fill options. Likewise, because of the substantial nature of the conditions which must be met to entitle employees to deliveries of reserved Shares, the Board of Directors of the Company shall be under no obligation to reserve Shares against such deliveries. The optioning and reservation of Shares for employees hereunder shall not be construed to constitute the establishment of a trust of the Shares so optioned and reserved, and no particular Share shall be identified as optioned and reserved for employees hereunder. The Company shall be deemed to have complied with the terms of the Plan if, at the time of the issuance and delivery pursuant to option or reservation, or both, it has a sufficient number of Shares authorized and unissued for the purpose of the Plan, irrespective of the date when such Shares were authorized.
	10. Application of Proceeds.	The proceeds of the sale of Shares by
        the Company under the Plan will constitute general funds of the Company and may be used by the Company for any purpose.